EXHIBIT 99.1

News Release

Weyland Tech Inc.

Brent Suen

info@weyland-tech.com

WEYLAND TECH, INC. TO PRESENT AT THE FIFTH ANNUAL MARCUM MICROCAP CONFERENCE

Hong Kong –  May 16, 2016 – Weyland Tech Inc. (OTC: WEYL), a mobile applications provider announced today that it will be a featured presenter at the 5th Annual Marcum MicroCap Conference on Wednesday, June 1, 2016 in New York City at the Grand Hyatt Hotel.

The Company’s presentation by Ross O’Brien, Director is scheduled to begin at 2:30 p.m. ET.

The annual Marcum MicroCap Conference is a signature showcase for superior quality, under-followed public companies with less than $500 million in market capitalization.

For more information or to register, please visit the conference website at http://www.marcumllp.com/microcap or download the free official conference app for the iPhone, iPad, or for Android mobile devices in Apple’s App Store and the Google Play Market.

About Marcum LLP

Marcum LLP is one of the largest independent public accounting and advisory services firms in the nation, with offices in major business markets throughout the U.S., Grand Cayman and China. Headquartered in New York City, Marcum provides a full spectrum of traditional tax, accounting and assurance services; advisory, valuation and litigation support; and an extensive range of specialty and niche industry practices. The Firm serves both privately held and publicly traded companies, as well as high net worth individuals, private equity and hedge funds, with a focus on middle-market companies and closely held family businesses. In 2015, Marcum’s SEC Services Practice group led all non-“Big Four” accounting firms in the performance of audits in connection with Initial Public Offerings ("IPOs").  Marcum is a member of the Marcum Group, an organization providing a comprehensive array of professional services. For more information, visit www.marcumllp.com.

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